Exhibit 10.iii.(p)

                       EXECUTIVE SEVERANCE AGREEMENT


This Executive Severance Agreement (the "Agreement) is dated as of __________________, 1999 between __________________ (the "Executive") and
IMC Global Inc., a Delaware corporation (the "Company").

WHEREAS, the Company desires to retain the Executive as its Senior Vice President, Environment, Health and Safety and the Executive desires to continue in such position; and

WHEREAS, the Company and the Executive desire to provide appropriate assurances for the Executive to continue to perform the Executive's duties and responsibilities thereby promoting the stability of the Company.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the sufficiency of which is acknowledged, the Executive and the Company hereby agree as follows:

1.    Definitions.   Each term defined herein shall be  given  its  defined
meaning wherever used in this Agreement unless the context requires otherwise.

(a) "Base Salary" means the Executive's annualized base salary as adjusted from time to time.

(b)   "Cause"   means  the  Executive  (i)  grossly  neglects  her  duties,
(ii) engages in misconduct; (iii) breaches a material provision of this Agreement, including, but not limited to, Section 4; (iv) willfully fails to cooperate fully with the Company in effecting a smooth transition of the Executive's duties and responsibilities to such person(s) as may be designated by the Company. Gross neglect means the willful failure to perform the essential functions of the Executive's job or the willful failure to carry out the Company's reasonable directions with respect to material duties after the Executive is notified in writing by the Company that the Executive is failing to perform these essential functions or failing to carry out the reasonable directions of the Company. Such notice shall specify the functions or directions that the Executive is failing to perform and what steps need to be taken to cure and shall set forth the reasonable time frame, which shall be at a minimum 45 days, within which to cure. "Misconduct" means embezzlement or misappropriation of corporate funds, or other acts of fraud, dishonesty, or self-dealing; provided, however, that the Executive shall be given notice and an opportunity within the next 45 days to explain her position and actions to the Company, which shall then make a final decision; any significant violation of any statutory or common law duty of loyalty to the Company; conviction for a felony; or any significant violation of Company policy or any inappropriate workplace conduct that seriously disrupts or interferes with Company operations; provided, however, that if the policy violation or inappropriate conduct can be cured, then the Executive shall be given written notice of the policy violation or inappropriate conduct and a reasonable opportunity to cure, which shall be at a minimum 45 days.

(c) "Company" means IMC Global Inc. and its subsidiaries, as they may exist from time to time.

(d) "Effective Date" means the date first set forth above.

(e) "Good Reason" for termination of employment by the Executive shall mean any of the following reasons explained below in paragraphs 1, 2 and 3. In each case, to constitute a termination for Good Reason entitling the Executive to Severance Benefits as described in Section 3 of this Agreement, the following must occur:

(i) Within 90 days after the Executive has or reasonably should have knowledge that Good Reason exists, the Executive must give the Company written notice specifying the grounds for her belief that Good Reason exists;

(ii) The Company shall then have a reasonable opportunity, which shall be at least 45 days, to cure; and

(iii) If the Company cures the Good Reason within the cure period, then the Executive shall have no right to terminate employment for Good Reason. If the Company does not cure the Good Reason within the cure period, then within 14 days of the completion of the cure period, the Executive may give written notice of her intent to terminate her employment for Good Reason. The effective date of such termination for Good Reason shall be two calendar months after the date of the notice to terminate. At its sole discretion, the Company shall have the right to accelerate the termination date by paying the Executive her base pay for the balance of the two-month notice period.

1. the continued failure by the Company, after notice and a reasonable opportunity to cure, to (i) maintain for the initial term of this Agreement the Executive's Base Salary at a rate equal to or higher than the rate in effect on the Effective Date and for any subsequent term of the Agreement maintain the Executive's Base Salary at a rate equal to or higher than the rate in effect on the Effective Date; provided, however, that during any such subsequent term, Good Reason shall not exist as the result of any decrease in Base Salary if such decrease is incident to a general reduction applied to corporate officers at a similar level as the Executive on a proportionate and nondiscriminatory basis; (ii) provide for continued participation on a comparable basis by the Executive in an annual bonus plan maintained by the Company in which corporate officers at a similar level as the Executive participate; (iii) provide for participation in stock option and other equity incentive plans or programs maintained by the Company from time to time in which corporate officers at a similar level as the Executive participate; (iv) provide for participation in all Company sponsored group or executive medical, dental, life, disability, retirement, profit-sharing, thrift, non-qualified, deferred compensation, and other plans maintained by the Company to the same extent as corporate officers at a similar level as the Executive participate; (v) provide vacation, and perquisites substantially equivalent to those provided by the Company to corporate officers at a similar level as the Executive; or (vi) obtain the express unconditional assumption of this Agreement as required by Section 8, it being understood that nothing contained in this clause alters the Company's obligations under Section 8 of this Agreement; or


2. a significant adverse change, without the Executive's written consent that continues after notice and a reasonable opportunity to cure, in working conditions or status, including but not limited to a significant adverse change in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities; provided, however, a change in the Company's status such that it no longer has any equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or that it becomes a subsidiary of another entity which directly results in changes in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities shall not in and of itself constitute Good Reason hereunder; or

3. a change, without the Executive's consent, in the Executive's primary employment location to a location that is more than 50 miles from the primary location of the Executive's employment as in effect immediately prior to the Effective Date.

(f) "Severance Event" shall be deemed to have occurred if, and only if, during the Term of this Agreement, which includes the initial term and any extension or renewals as provided in Section 2, (i) the Executive's employment is terminated by the Company other than for Cause or upon the Executive's death or inability to perform the essential functions of her position with or without reasonable accommodation or (ii) the Executive terminates her employment for Good Reason. If, however, the Executive's employment is terminated whether by the Executive with or without Good Reason or by the Company with or without Cause in connection with a "change in control" of the Company, as such phrase is defined in Section 5 of this Agreement, such termination shall not constitute a Severance Event; provided, however, the Executive's employment shall not be considered to have terminated in connection with a change in control of the Company as so defined unless such change in control has occurred in such manner and such time as to have made Section 5 of this Agreement effective prior to the Executive's termination.

2. Term. The term of this Agreement shall commence on the Effective Date and shall terminate on the second anniversary of the Effective Date; provided, however, that unless the Company gives written notice of its intent to terminate the Agreement at least one calendar month prior to the second anniversary of the Effective Date, this Agreement shall renew automatically for an additional one year term and shall continue to renew automatically for additional one year terms unless written notice of the Company's intent to terminate the Agreement is given to the Executive at least one calendar month prior to the expiration of the then current term.

3. Severance Benefits. Upon the occurrence of a Severance Event and the execution of a general release (substantially in the form attached hereto as Exhibit A) of all claims against the Company and other related entities or persons without additional consideration, and upon the expiration of any applicable revocation period, the Executive shall be entitled to receive the following "Severance Benefits":

(a) An amount equal to the target award for the Executive under the Company's Management Incentive Compensation Program ("MICP"), or successor annual bonus plan in effect from time to time, for the fiscal year in which the Severance Event Occurs reduced pro rata for that portion of the fiscal year not completed as of the end of the month in which the Severance Event occurs;

(b) An amount equal to the target award for the Executive under the Company's 1996 Long-Term Incentive Plan, or successor long-term incentive plan in effect from time to time, for the fiscal year in which the Severance Event occurs reduced pro rata for that portion of the fiscal year not completed as of the end of the month in which the Severance Event occurs;

(c) An amount equal to two times the Executive's then current Base Salary, payable in accordance with regular payroll procedures of the Company;

(d) An amount equal to two times the highest annual bonus earned under the Company's Management Incentive Compensation Program, or successor annual bonus plan in effect from time to time, during the three consecutive complete bonus years immediately preceding the date on which the Severance Event occurs; provided, however, that in the event that the Executive's employment is terminated prior to the completion of three complete bonus years, any prorated annual bonus received by the Executive shall be annualized and the bonus years in which the Executive's employment commences or terminates shall be deemed to be "complete bonus years" for purposes of determining the highest annual bonus earned by the Executive during the three complete bonus years immediately preceding the date on which the Severance Event occurs;

(e) If the Executive timely and appropriately exercises her right to continue her coverage under the Company's medical and dental plans as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), then the Company will pay the employer portion (and the Executive will pay the employee portion) of such premiums for the Executive until the earlier of: (i) the expiration of the two year period following the date of the Severance Event and (ii) the date on which the Executive is no longer eligible to continue such coverage under clause 4980B(f)(2)(B)(ii), (iii), (iv) or (v) of COBRA. Except as provided in this paragraph, the Executive's continued participation and coverage under the group health insurance plans shall be governed by COBRA; and

(f) The Company shall continue the Executive's coverage under its life and disability insurance policies until the earlier of (i) the expiration of the two year period following the date of termination and (ii) the date on which the Executive becomes eligible to participate in and receive similar benefits under a plan or arrangement sponsored by another employer or under any Company sponsored retirement plan. Participation shall be on the same terms and conditions as are applicable to active employees.

Severance Benefits shall be subject to all applicable federal, state and local deductions and withholdings. Those Severance Benefits described in paragraphs (a) and (b) shall be paid in a lump sum within 30 days of the
Severance Event. At the option of the Company, the present value of the Severance Benefits described in paragraphs 3 (c) and (d) above may be paid in a lump sum at any point during the Severance Benefits period. The Company's obligation to continue Severance Benefits shall cease immediately if the Company has or would have had grounds to terminate the Executive's employment immediately for Cause. In the event the Executive dies or becomes disabled before all Severance Benefits are paid to her, the remaining amounts due to her under Sections 3(c) and 3(d) shall be reduced by the proceeds the Executive's estate receives under any life insurance policy with respect to which the premiums are paid by the Company or any benefits the Executive receives under any Company disability policy; but subject to such reductions, those remaining amounts, if any, shall be paid to the Executive or her estate. If any family member of the Executive is receiving medical and/or dental coverage under Section 3(e) at the time of the Executive's death or disability and such family member constitutes a "qualified beneficiary" under COBRA, such medical and/or dental coverage shall continue in accordance with the requirements of COBRA, provided that such family member pays the full cost of the premium for such coverage. The Executive understands and acknowledges that the Severance Benefits constitute her sole benefits upon termination.

4.  Exclusivity of Services and Confidential/ Proprietary Information.

(a) Executive acknowledges that during her employment with the Company she has developed, acquired, and had access to and will develop, acquire and have access to trade secrets or other proprietary or confidential information belonging to the Company and that such information gives the Company a substantial business advantage over others who do not have such information. Accordingly, the Executive agrees to the following obligations that she acknowledges to be reasonably designed to protect the Company's legitimate business interests without unnecessarily or unreasonably restricting her post-employment opportunities:

(i) during employment with the Company and for a period of two years following the Executive's termination of employment, regardless of the reason for the termination or by whom initiated, she will not engage or assist others in engaging in competition with the Company, directly or indirectly, whether as an employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee, consultant, agent, or otherwise, in the business of producing and distributing potash, phosphate, animal feed ingredients or salt or any other significant business in which the Company is engaged or is preparing to engage in at the time of termination;

(ii) during employment with the Company and for a period of two years following the Executive's termination of employment, regardless of the reason for the termination or by whom initiated, she will not solicit, in competition with the Company, directly or indirectly, any person who is a client, customer or prospect (as such terms are defined below) (including, without limitation, purchasers of the Company's products) for the purpose of performing services and/or providing goods and services of the kind performed and/or provided by the Company in the business of producing and distributing potash, phosphate, animal feed ingredients or salt or any other significant business in which the Company is engaged or is preparing to engage in at the time of termination;

(iii) during employment with the Company and for a period of two years following the Executive's termination of employment, regardless of the reason for the termination or by whom initiated, she will not induce or persuade or attempt to induce or persuade any employee or agent of the Company to terminate her or her employment, agency, or other relationship with the Company in order to enter into any employment agency or other relationship in competition with the Company;

(iv) the covenants contained in this Section 4(a) shall apply within any jurisdiction of North America, it being understood that the geographic scope of the business and strategic plans of the Company extend throughout North America and are not limited to any particular region thereof and that such business may be engaged in effectively from any location in such area; and

(v) as used herein, the terms "client," "customer" and "prospect" shall be defined as any client, customer or prospect of any business in which the Company is or has been substantially engaged within the one year period prior to the Executive's termination of employment (a) to which or to whom the Executive submitted or assisted in the submission of a presentation or proposal of any kind on behalf of the Company; (b) with which or with whom the Executive had substantial contact relating to the business of the Company; or (c) about which or about whom the Executive acquired substantial confidential or other information as a result of or in connection with the Executive's employment, at any time during the one year period preceding the Executive's termination of employment for any reason.

Notwithstanding the foregoing, if the Company consents in writing, it shall not be a violation of this Section 4(a) for the Executive to engage in conduct otherwise prohibited by this Section.

(b) The Executive agrees that she will not at any time during employment or thereafter for the longest time permitted by applicable law, use, disclose, or take any action which may result in the use or disclosure of any trade secrets or other proprietary or confidential information of the Company, except to the extent that the Company may specifically authorize in writing. This obligation shall not apply when and to the extent that any trade secret, proprietary or confidential information of the Company becomes publicly available other than due to the Executive's act or omission. In connection with this Section 4, the Executive has executed and shall abide by the terms of the separate agreement attached hereto as Exhibit B.

(c) The Executive agrees that upon termination of her employment she will immediately surrender and return to the Company all records and other documents obtained by her, entrusted to her, or otherwise in her possession or control during the course of her employment by the Company, together with all copies thereof; provided, however, that subject to Company review and authorization, the Executive may retain copies of such documents as necessary for the Executive's personal records for federal income tax purposes.

(d)  The  Executive  acknowledges that the  provisions  contained  in  this
Section 4 are reasonable and necessary because of the substantial harm that would be caused to the Company by the Executive engaging in any of the activities prohibited or restricted herein. Nevertheless, it is the intent and understanding of each party hereto that if, in any action before any court, agency or other tribunal legally empowered to enforce the covenants contained in this Section 4, any term, restriction, covenant or promise contained therein is found to be unenforceable due to unreasonableness or due to any other reason, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

(e) The Executive acknowledges that her breach of this Section 4 will result in immediate and irreparable harm to the Company's business interests, for which damages cannot be calculated easily and for which damages are an inadequate full remedy. Accordingly, and without limiting the right of the Company to pursue all other legal or equitable remedies available for the violation by the Executive of the covenants contained in this Section 4, it is expressly agreed that remedies other than injunctive relief cannot fully compensate the Company for the irreparable injury that the Company could suffer due to any such violation, threatened violation or continuing violation and that the Company shall be entitled to injunctive relief, without the necessity of proving actual monetary loss, to prevent any such violation, threatened violation or continuing violation thereof.

5.   Change in Control.

(a) Effective Date. For purposes of this Section 5, the term "Effective Date" shall mean the date on which a Change in Control of the Company (as defined in Section 5(i)) occurs. This Section 5 shall not become effective, and the Company shall have no obligation hereunder, if the employment of the Executive with the Company shall terminate prior to a Change in Control of the Company. If there is a Change in Control and this Section becomes effective, then this Section shall govern the terms and conditions of the Executive's employment and termination thereof and the provisions of Sections 1, 2, 3, and 4 of this Agreement shall no longer be effective.

(b) Right to Change in Control Severance Benefits. The Executive shall be entitled to receive from the Company Change in Control Severance Benefits as described in Section 5(g) herein, if during the term of this Agreement there has been a Change in Control of the Company and there is a Termination (as defined in Section 5(f)) prior to the expiration of the Employment Term (as defined in Section 5(c)).

(c) Employment Term. For purposes of this Section 5, the term "Employment Term" shall mean the period commencing on the Effective Date of this
Section 5 and ending on the earlier to occur of (1) the last day of the month in which occurs the third anniversary of the Effective Date of this
Section 5 or (2) the last day of the month in which the Executive attains mandatory retirement age pursuant to the terms of a mandatory retirement plan of the Company as such were in effect and applicable to the Executive immediately prior to the Effective Date of this Section 5.

(d) Employment. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, until the expiration of the Employment Term. During the Employment Term, the Executive shall exercise such position and authority and perform such responsibilities as are commensurate with the position and authority being exercised and duties being performed by the Executive immediately prior to the Effective Date of this Section 5, which services shall be performed at the location where the Executive was employed immediately prior to the Effective Date of this Section 5 or at such other location as the Company may reasonably require; provided, that the Executive shall not be required to accept another location that she deems unreasonable in the light of her personal circumstances.

(e) Compensation and Benefits. During the Employment Term, the Executive shall receive the following compensation and benefits:

1. She shall receive an annual base salary which is not less than her Base Salary immediately prior to the Effective Date of this Section 5, with the opportunity for increases, from time to time thereafter, which are in accordance with the Company's regular executive compensation practices.

2. She shall be eligible to participate on a reasonable basis, and to continue her existing participation, in annual incentive, stock option, restricted stock, long-term incentive performance and any other compensation plan which provides opportunities to receive compensation in addition to her Base Salary which is the greater of (i) the opportunities provided by the Company for executives with comparable duties or (ii) the opportunities under any such plans in which she was participating immediately prior to the Effective Date of this Section 5.

3. She shall be entitled to receive and participate in salaried employee benefits (including, but not limited to, medical, life and accident insurance, investment, stock ownership and disability benefits) and perquisites which are the greater of (i) the employee benefits and perquisites provided by the Company to executives with comparable duties or
(ii) the employee benefits and perquisites to which she was entitled or in which she participated immediately prior to the Effective Date of this
Section 5.

4. She shall be entitled to continue to accrue credited service for retirement benefits and to be entitled to receive retirement benefits under and pursuant to the terms of the Company's qualified retirement plan for salaried employees, the Company's supplemental executive retirement plan, and any successor or other retirement plan or agreement in effect on the Effective Date of this Section 5 in respect of her retirement, whether or not a qualified plan or agreement, so that her aggregate monthly retirement benefit from all such plans and agreements (regardless when she begins to receive such benefit) will be not less than it would be had all such plans and agreements in effect immediately prior to the Effective Date of this
Section 5 continued to be in effect without change until and after she begins to receive such benefit.

(f) Termination. The term "Termination" shall mean termination, prior to the expiration of the Employment Term, of the employment of the Executive with the Company for any reason other than death, disability (as described below), cause (as described below), or voluntary resignation (as described below).

1. The term "disability" means physical or mental incapacity qualifying the Executive for long-term disability under the Company's long-term disability plan.

2. The term "cause" means (i) the willful and continued failure of the Executive substantially to perform her duties with the Company (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to her by the Board of Directors which specifically identifies the manner in which the Board believes she has not substantially performed her duties or (ii) willful misconduct materially and demonstrably injurious to the Company. No act or failure to act by the Executive shall be considered "willful" unless done or omitted to be done by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. The unwillingness of the Executive to accept any or all of a change in the nature or scope of her position, authorities or duties, a reduction in her total compensation or benefits, a relocation that she deems unreasonable in light of her personal circumstances, or other action by or request of the Company in respect of her position, authority or responsibility that she reasonably deems to be contrary to this Agreement, may not be considered by the Board of Directors to be a failure to perform or misconduct by the Executive. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause for purposes of this Section 5 unless and until there shall have been delivered to her a copy of a resolution, duly adopted by a vote of three-quarters of the entire Board of Directors of the Company at a meeting of the Board called and held (after reasonable notice to the Executive and an opportunity for the Executive and her counsel to be heard before the Board) for the purpose of considering whether the Executive has been guilty of such a willful failure to perform or such willful misconduct as justifies termination for cause hereunder, finding that in the good faith opinion of the Board the Executive has been guilty thereof and specifying the particulars thereof.

3. The resignation of the Executive shall be deemed "voluntary" if it is for any reason other than one or more of the following:

(a) The Executive's resignation or retirement (other than mandatory retirement, as aforesaid) is requested by the Company other than for cause;

(b) Any significant change in the nature or scope of the Executive's position, authorities or duties from those described in Section 5(d) of this Agreement;

(c) Any reduction in her total compensation or benefits from that provided in Section 5(e);

(d) The breach by the Company of any other provision of this Section 5; or

(e) The reasonable determination by the Executive that, as a result of a Change in Control of the Company and a change in circumstances in her position, she is unable to exercise the authorities and responsibility attached to her position and contemplated by Section 5(d) of this Agreement.

4. Termination that entitles the Executive to the payments and benefits provided in Section 5(g) shall not be deemed or treated by the Company as the termination of the Executive's employment or the forfeiture of her participation, award or eligibility for the purpose of any plan, practice or agreement of the Company referred to in Section 5(e).

(g) Change in Control Severance Payments. In the event of and within 30 days following Termination, the Company shall pay to the Executive the following benefits (collectively, "Change in Control Severance Payments"):

1. Her Base Salary and all other benefits due her as if she had remained an employee pursuant to this Section 5 through the remainder of the month in which Termination occurs, less applicable withholding taxes and other authorized payroll deductions;

2. An amount equal to the target award for the Executive under the Company's annual bonus plan for the fiscal year in which Termination occurs, reduced pro rata for that portion of the fiscal year not completed as of the end of the month in which Termination occurs; provided, however, that if the Executive has deferred her award for such year under the plan, the payment due the Executive under this Paragraph (2) shall be paid in accordance with the terms of the deferral;

3. An amount equal to the target award for the Executive under the Company's long-term incentive plan for the fiscal year in which Termination occurs, reduced pro rata for that portion of the fiscal year not completed as of the end of the month in which Termination occurs;

4. A lump sum severance allowance in an amount which is equal to the sum of the amounts determined in accordance with the following subparagraphs (a) and (b):

(a) an amount equal to three times the Executive's Base Salary at the rate in effect immediately prior to Termination; and

(b) an amount equal to three times the highest annual bonus earned under the Company's Management Incentive Compensation Program, or successor annual bonus plan in effect from time to time, during the three consecutive complete bonus years immediately prior to Termination; provided, however, that in the event that the Executive's employment is terminated prior to the completion of three complete bonus years, any prorated annual bonus received by the Executive shall be annualized and the bonus years in which the Executive's employment commences or terminates shall be deemed to be "complete bonus years" for purposes of determining the highest annual bonus earned by the Executive during the three complete bonus years immediately prior to Termination.

(h) Non-Competition and Confidentiality.  The Executive agrees that:

1. There shall be no obligation on the part of the Company to provide any further Change in Control Severance Benefits (other than payments or benefits already earned or accrued) described in Section 5(g) if, when and so long as the Executive shall be employed by or otherwise engage in any business which is competitive with any business of the Company or of any of its subsidiaries, as such business existed as of the Effective Date of this
Section 5, in which the Executive was engaged during her employment, and if such employment or activity is likely to cause serious damage to the Company or any of its subsidiaries; and

2. during and after the Employment Term, she will not divulge or appropriate to her own use or the use of others any secret or confidential information pertaining to the businesses of the Company or any of its subsidiaries obtained during her employment by the Company, it being understood that this obligation shall not apply when and to the extent any of such information becomes publicly known or available other than because of her act or omission.

(i) Definition of "Change in Control". "Change in Control" of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

1. the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5(i);

2. Individuals who, as of the effective date of this Section 5, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the effective date of this Section 5, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

3. approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

4. the consummation of a plan of complete liquidation or dissolution of the Company.

(j) Excise Tax Payments. If any of the payments to be made under Section 5 or any payments which are construed as being made under Section 5, will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive at the time specified in Paragraph 1 below an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the Gross-up Payment provided for by this paragraph, but before deduction for any federal, state or local income tax on the Change in Control Severance Payments, shall be equal to the Total Payments.

1. For purposes of determining whether any of the Change in Control Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control (as that term is defined in Section 5(i)) of the Company or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change of Control of the Company or any person affiliated with the Company or such person) (which, together with the Change in Control Severance Payments, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

2. For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made and the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the
Excise  Tax  and  federal and state and local income  tax  imposed  on  the portion of the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment, the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest payable with respect of such excess) at the time that the amount of such excess is finally determined.

3. The Gross-up Payment or portion thereof provided for in Paragraphs 1and 2 above shall be paid not later than the thirtieth day following payment of any amounts under this Section 5; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth day after payment of any amounts under this Section 5.

4. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

5. All Gross-up Payments will be paid to the Executive from the Trust established under the Trust Agreement between IMC Global Inc. and Wachovia Bank Trust Company, N.A., which has been established to protect payment obligations of the Company under this Agreement. Any repayment due the Company from the Executive as a result of the circumstances described in the last sentence of the preceding paragraph shall be made by the Executive after the Executive has received such excess amounts from the Trust.

6. If there are any changes in the Code which otherwise would or might affect the workings of this Section 5(j), then Section 5(j) shall be deemed to be revised in such a way as to provide to the Executive the maximum benefits she would be entitled to receive under the current language of
Section 5(j) and the Code.

(k) Enforcement Costs. The Company is aware that upon the occurrence of a Change in Control, the Board of Directors or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Section 5, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this
Section 5 declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Section 5. In these circumstances, the purpose of this Section 5 could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of her rights under this Section 5 by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of her rights hereunder under threat of incurring such costs. Accordingly, if at any time after the Effective Date of this Section 5, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Section 5 for the reason that it regards this Section 5 to be void or unenforceable or for any other reason, or that the Company has purported to terminate her employment for cause or is in the course of doing so in either case contrary to this Section 5, or in the event that the Company or any other person takes any action to declare this Section 5 void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to her hereunder, and the Executive has acted in good faith to perform her obligations under this Section 5, the Company irrevocably authorizes the Executive from time to time to retain counsel of her choice at the expense of the Company to represent her in connection with the protection and enforcement of her rights hereunder, including without limitation representation in connection with termination of her employment contrary to this Section 5 or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $200,000. Counsel so retained by the Executive may be counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company, and, unless in her sole judgement use of common counsel could be prejudicial to her or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use her best efforts to agree with such other officers or executives to retain common counsel.

(l)  Successors  and  Assigns.  Except as otherwise provided  herein,  this
Section 5 shall be binding upon and inure to the benefit of the Executive and his legal representatives, heirs, and assigns; provided, however, that in the event of the Executive's death prior to payment or distribution of all amounts, distributions, and benefits due him under this Section 5, each such unpaid amount and distribution shall be paid in accordance with this
Section 5 to the person or persons designated by the Executive to the company to receive such payment or distribution and in the event the Executive has made no applicable designation, to the person or persons designated by the Executive as the beneficiary or beneficiaries of proceeds of life insurance payable in the event of the Executive's death under the Company's group life insurance plan.

6. Dispute Resolution. The Executive and the Company shall not initiate arbitration or other legal proceeding (except for any claim under Section
4) against the other party or against any directors, officers, employees, agents or representatives of the Company or its affiliates, relating in any way to this Agreement, to the Executive's retention by the Company, to the termination of this Agreement or of such retention, or to any or all other claims for employment or other discrimination under any federal, state or local law, regulation, ordinance or executive order until 30 days after the party against whom the claim(s) is made ("respondent") receives written notice from the claiming party of the specific nature of any purported claim(s) and, to the extent known or reasonably anticipated, the amount of any purported damages attributable to each such claim(s). The Executive and the Company further agree that if respondent submits the claiming party's claim(s) to the CPR Institute for Dispute Resolution or JAMS/Endispute for nonbinding mediation prior to the expiration of such 30 day period, the claiming party may not institute arbitration or other legal proceedings against respondent until the earlier of: (a) the completion of good-faith mediation efforts or (b) 90 days after the date on which the respondent received written notice of the claimant's claim(s). The mediation shall be conducted in Chicago, Illinois or such other location to which the parties may agree. The Company agrees to pay the cost of the mediator's services.

Subject to the foregoing, the Executive and the Company agree that any and all claims or disputes relating to this Agreement, to the termination of this Agreement or to such retention, to the Executive's termination of employment or to her retention, that one party or that the Executive may have against any directors, officers, employees, agents, or representatives of the Company or its affiliates, including without limitation, claims for employment or other discrimination under any federal, state, or local law, regulation, ordinance, or executive order, shall be submitted for arbitration and resolved by an arbitrator selected in accordance with the rules and procedures of the CPR Institute for Dispute Resolution or JAMS/Endispute, it being understood and agreed that no more than one arbitrator shall be retained for any arbitration conducted hereunder. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree. If either party pursues a claim and such claim results in an arbitrator's decision or award, both parties agree to accept such decision or award as final and binding, and judgment upon the decision or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties shall share the cost of the arbitrator's services. Notwithstanding any of the foregoing provisions of this Section, the Company may in its discretion immediately pursue any and all available legal and equitable remedies for the Executive's breach, threatened breach or continuing breach of any provision of Section 4 in any court, agency, or other tribunal of competent jurisdiction.

7. Entire Agreement, Amendment, Waiver. This Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof. This Agreement supersedes any prior agreements made between the parties with respect to the subject matter hereof. The parties may not amend this Agreement except by written instrument signed by both parties. No waiver by either party at any time of any breach by the other of any provision of this Agreement shall be deemed a waiver of similar or dissimilar provision at the same time or any prior or subsequent time.

8. Assumption. This Agreement shall inure to benefit of, and be binding upon, the successors and assignees of the Company. The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement.

9. Notice. Any notice, request, or other communication required or permitted to be given hereunder shall be made to the addresses hereinafter set forth or to any other address designated by either of the parties hereto by notice similarly given:

If to the Company:                         If to the Executive:
Senior Vice President, Human Resources
IMC Global Inc.
2100 Sanders Road
Northbrook, IL 60062

All such notices, requests or other communications shall be sufficient if made in writing either (i) by personal delivery to the party entitled thereto, (ii) by registered or certified mail, return receipt requested or
(iii) by express courier service. The notice, request or other communication shall be deemed effective upon personal delivery or upon actual or constructive receipt by the party entitled thereto if by registered or certified mail or express courier service; provided, however, that a notice, request or other communication received after regular business hours shall be deemed to be received on the next succeeding business day of the Company.

10. Severability. The provisions of this Agreement shall be regarded as durable, and if any provision or portion thereof is declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder and applicability thereof shall not be affected.

11. Applicable Law. This Agreement shall at all times be governed by and construed, interpreted and enforced in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Illinois.


IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Executive has signed this Agreement as of the day and year first above written.

IMC GLOBAL INC.

By:________________________   __________________________

Title: Chairman of the Board of
       Directors and Chief Executive
       Officer


                                                              EXHIBIT A
                     WAIVER AND RELEASE OF CLAIMS

      In exchange for the Severance Benefits described in the attached Executive Severance Agreement (the "Agreement"), which I acknowledge I would not otherwise be entitled to receive, I freely and voluntarily agree to this WAIVER AND RELEASE OF CLAIMS ("WAIVER"):

1.    My  employment  with  IMC Global Inc.  will  terminate  effective
_______________________.

2. I acknowledge that the Severance Benefits described in the attached Agreement are the sole payments to which I am entitled and that I am not entitled to any additional severance payments.

3. I, and anyone claiming through me, hereby waive and release any and all claims that I may have ever had or that I may now have against IMC Global Inc., its parents, divisions, partnerships, affiliates, subsidiaries, and other related entities and their successors and assigns, and past, present and future officers, directors, employees, agents and attorneys of each of them in their individual or official capacity (hereinafter collectively referred to as "Released Parties"). Among the claims that I am waiving are claims relating to my employment or termination of employment, including, but not limited to, claims of discrimination in employment brought under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or other federal, state or local employment discrimination, employment, wage laws, ordinances or regulations or any common law or statutory claims of wrongful discharge or breach of contract or any other common law or statutory claims; whether for damages, lost wages or for any other relief or remedy.

4. I understand and agree that this WAIVER will be binding on me and my heirs, administrators and assigns. I acknowledge that I have not assigned any claims or filed or initiated any legal proceedings against any of the Released Parties.

5. Except as may be required by law, I agree that I will not disclose the existence or terms of this WAIVER to anyone except my accountant, attorney or spouse, each of whom shall also be bound by this confidentiality provision.

  6. I understand that I have twenty-one (21) days to consider whether to sign this WAIVER and return it to B. Russell Lockridge, Senior Vice President, Human Resources of IMC Global Inc. IMC Global Inc. hereby advises me of my right to consult with an attorney before signing the WAIVER and I acknowledge that I have had an opportunity to consult with an attorney and have either held such consultation or have determined not to consult with an attorney.

7. I understand that I may revoke my acceptance of this WAIVER by delivering notice of my revocation to B. Russell Lockridge within seven
(7) days of the day I sign the WAIVER. If I do not revoke my acceptance of this WAIVER within seven days of the day I sign it, it will be legally binding and enforceable.

IMC GLOBAL INC.                         AGREED AND ACCEPTED:

By: __________________________          ___________________________

Title:  ________________________        ___________________________
                                        Print Name

Date:_________________________          Date:_______________________